UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 30, 2017

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 30, 2017, Russell J. Cox notified Jazz Pharmaceuticals plc (the “Company”) of his decision to resign from his position as Executive Vice President and Chief Operating Officer of the Company, effective as of January 3, 2018.

(c) On December 3, 2017, the Company entered into an employment offer letter (the “Offer Letter”) with Daniel N. Swisher, Jr. pursuant to which Mr. Swisher agreed to serve as the Company’s President and Chief Operating Officer, effective as of January 3, 2018 (the “Effective Date”). Mr. Swisher, age 54, has served as chief executive officer and as a member of the board of directors of Sunesis Pharmaceuticals, Inc. (“Sunesis”), a biopharmaceutical company, since January 2004, and also served as Sunesis’ president since August 2005. From December 2001 to December 2003, he served as Sunesis’ chief business officer and chief financial officer. From June 1992 to September 2001, Mr. Swisher served in various management roles, including Senior Vice President of Sales and Marketing, for ALZA Corporation. Mr. Swisher serves as non-executive chairman of the board of directors of Cerus Corporation, a biopharmaceutical company, and as a member of the board of directors of Corcept Therapeutics, Inc., a biopharmaceutical company. Mr. Swisher holds a B.A. in History from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Under the terms of the Offer Letter, Mr. Swisher’s annual base salary will initially be $625,000, and he will be a participant in the Company’s benefit and compensatory plans available to all similarly-situated employees, including the Company’s 2011 Equity Incentive Plan (the “2011 EIP”), the Company’s annual performance bonus plan (the “Bonus Plan”) and the Company’s Amended and Restated Executive Change in Control and Severance Benefit Plan (the “Severance Plan”). Mr. Swisher’s target bonus under the Bonus Plan will initially be 55% of his annual base salary, and Mr. Swisher will also be paid a signing bonus of $125,000. In connection with his appointment as the Company’s President and Chief Operating Officer, Mr. Swisher will be granted an option (the “New Hire Option”) to purchase 45,000 ordinary shares of the Company (“Ordinary Shares”) and will be granted a restricted stock unit award (the “New Hire RSUs”) covering 18,000 Ordinary Shares, in each case under, and subject to the terms and conditions of, the 2011 EIP. The exercise price of the New Hire Option will be equal to 100% of the fair market value of the Ordinary Shares on the date of grant. The New Hire Option will vest as to 25% of the Ordinary Shares subject to the New Hire Option upon the one-year anniversary of the Effective Date and will vest as to the remainder of the Ordinary Shares in 36 equal monthly installments thereafter. The New Hire RSUs will vest in four equal annual installments on the anniversary of the Effective Date. The vesting of the New Hire Option and New Hire RSUs will be subject to potential vesting acceleration as set forth in the Severance Plan and in the 2011 EIP and the award agreements thereunder. For descriptions of the 2011 EIP, the Bonus Plan and the Severance Plan, see “Executive Compensation” under Part III, Item 11 in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on April 25, 2017.

In connection with his appointment as the Company’s President and Chief Operating Officer, the Company expects that Mr. Swisher will enter into the Company’s standard indemnification agreement that will require the Company, under the circumstances and to the extent provided for therein, to indemnify Mr. Swisher to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by Mr. Swisher as a result of Mr. Swisher being made a party to certain actions, suits, proceedings and other actions by reason of the fact that Mr. Swisher is or was a director, officer, employee, consultant, agent or fiduciary of the Company or any of its subsidiaries or other affiliated enterprises.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Suzanne Sawochka Hooper
Name:	Suzanne Sawochka Hooper
Title:	Executive Vice President and General Counsel

Date: December 4, 2017